UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 2, 2008
NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 793-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On December 2, 2008, Neoprobe Corporation (the “Company”) issued a press release announcing that that it has notified Platinum-Montaur Life Sciences, LLC (“Montaur”), that results to-date from patients with breast cancer or melanoma enrolled in the Phase 3 trial of Lymphoseek® satisfy the funding objective as set forth in the Securities Purchase Agreement, dated as of December 26, 2007, by and between the Company and Montaur, as amended (the “Securities Purchase Agreement”), that was a condition to the closing of a third tranche of investment from Montaur. Lymphoseek (Technetium Tc99m DTPA-mannosyl-dextran) is a proprietary radioactive lymphatic mapping targeting agent being developed by the Company for use with hand held gamma detection devices, such as the Company’s neo2000® system, in a surgical procedure known as Sentinel Lymph Node Biopsy (SLNB). As provided in the Securities Purchase Agreement, the Company will receive the third funding of $3 million in exchange for convertible preferred stock and warrants to purchase common stock of Neoprobe. The third funding will bring Montaur’s total investment in Neoprobe to $13 million. The Company and Montaur expect to close on the investment within the next week and will provide further details at that time. A copy of the complete text of the Company’s December 2, 2008, press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

99.1	Neoprobe Corporation press release dated December 2, 2008, entitled “Neoprobe Announces Funding Milestone Reached.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation
Date: December 2, 2008	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and
Chief Financial Officer

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